EXHIBIT NO. 99.(g) 3

As of December 7, 2012

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund

Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds	MFS Charter Income Trust
MFS Government Market Income Trust
MFS Intermediate Income Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust
MFS Special Value Trust
MFS California Municipal Fund
MFS High Income Municipal Trust
MFS InterMarket Income Trust I
MFS Intermediate High Income Fund
MFS Investment Grade Municipal Trust
MFS High Yield Municipal Trust

MFS Series Trust I	MFS Cash Reserve Fund
MFS Core Equity Fund
MFS Global Leaders Fund
MFS New Discovery Fund
MFS Research International Fund
MFS Technology Fund
MFS Value Fund

MFS Series Trust IV	MFS Global New Discovery Fund
MFS Government Money Market Fund
MFS Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund
MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X	MFS Aggressive Growth Allocation Fund
MFS Conservative Allocation Fund
MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund
MFS Emerging Markets Equity Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS International Growth Fund
MFS International Value Fund
MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund
MFS Blended Research Core Equity Fund

MFS Series Trust XII	MFS Equity Opportunities Fund
MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2015 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2025 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2035 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2045 Fund
MFS Lifetime 2050 Fund
MFS Lifetime 2055 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund
MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust	MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS High Income Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Series
MFS Research Bond Series
MFS Research International Series
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

MFS Variable Insurance Trust II	MFS Blended Research Core Equity Portfolio
MFS Bond Portfolio

MFS Core Equity Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Tactical Allocation Portfolio
MFS Government Securities Portfolio
MFS Global Research Portfolio
MFS High Yield Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Mass. Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS New Discovery Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio
MFS Total Return Portfolio
MFS Utilities Portfolio
MFS Value Portfolio

MFS Variable Insurance Trust III	MFS Blended Research Small Cap Equity Portfolio
MFS Conservative Allocation Portfolio
MFS Global Real Estate Portfolio
MFS Growth Allocation Portfolio
MFS Inflation-Adjusted Bond Portfolio
MFS Limited Maturity Portfolio
MFS Mid Cap Value Portfolio
MFS Moderate Allocation Portfolio
MFS New Discovery Value Portfolio

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of Each of Their Respective Portfolios		STATE STREET BANK AND TRUST COMPANY

By:	SUSAN S. NEWTON	By:	MICHAEL F. ROGERS

Name:	Susan S. Newton	Name:	Michael F. Rogers

Title:	Assistant Secretary	Title:	Executive Vice President